UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 28, 2006

GLOBAL POWER EQUIPMENT GROUP INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-16501	73-1541378
(Commission File Number)	(IRS Employer Identification No.)

6120 S. Yale, Suite 1480, Tulsa, Oklahoma	74136
(Address of Principal Executive Offices)	(Zip Code)

(918) 488-0828

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.	Bankruptcy or Receivership.

(a) On September 28, 2006, Global Power Equipment Group Inc. (the “Company”) and all of its U.S. subsidiaries, including Williams Industrial Services Group, L.L.C., Braden Manufacturing, L.L.C. and Deltak, L.L.C. (collectively, the “Debtors”), filed voluntary petitions for reorganization (the “Reorganization Cases”) under chapter 11 of title 11, United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Reorganization Cases have been assigned to the Honorable Judge Brendan L. Shannon and are being jointly administered under the caption “In re Global Power Equipment Group Inc., et al.,” Case No. 06-11046 (BLS). The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) On September 29, 2006, the New York Stock Exchange announced suspension of trading of the Company’s common stock as a result of the Company’s filing of the Reorganization Cases and its delay in filing its 2005 Form 10-K and certain 2006 Form 10-Q’s. At this time, the Company does not intend to take any action to appeal the NYSE’s decision and therefore, it is expected that the common stock will be delisted after completion by the NYSE of its application to the Securities and Exchange Commission to delist the common stock.

Item 8.01.	Other Events.

Mardi de Verges, Senior Vice President and CFO-Elect of the Company, resigned effective September 18, 2006.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL POWER EQUIPMENT GROUP INC.

Date: October 4, 2006	By:	/s/ Candice L. Cheeseman
Candice L. Cheeseman General Counsel and Secretary

3